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                                                       Exhibit 10.3

                 SALARY CONTINUATION AGREEMENT


      THIS AGREEMENT is entered into between NS Group, Inc., a
corporation  having its corporate office in Newport,  Kentucky
("Company"),   and  William  W.  Beible,  Jr.  ("Participant")
effective May 8, 2000.

                          WITNESSETH:

      WHEREAS, Participant is employed by the Company, and by reason thereof, has acquired experience and knowledge of considerable value to the Company; and

      WHEREAS, the Company wishes to offer an inducement to Participant to remain in its employ by compensating him beyond his regular salary for services which he had rendered or will hereafter render; and

     WHEREAS, Participant is willing to continue in the employ of the Company until his retirement, or until it is mutually agreed by both the Company and Participant that his services are no longer necessary.

     NOW, THEREFORE, it is mutually agreed as follows:

     1. As of the date of this Agreement, and subject to the terms of the employment agreement, dated May 8, 2000, and any subsequent or successor agreement between Participant and the Company ("Employment Agreement"), Participant is employed by the Company, and Participant hereby agrees to continue such employment upon the terms and conditions set forth in this Agreement. Except as provided for in the Employment Agreement between the Participant and the Company, Participant is an "at will" employee of the Company and this Agreement does not impose any obligation for the employment relationship to continue for a specified period of time.

     2. As compensation for his services, the Company hereby agrees to pay Participant and Participant hereby agrees to accept from the Company, a yearly salary to be determined by the Board of Directors of the Company.

     3. Subject to the limitations set forth in Sections 9 and 11 below, in the event that Participant retires from active employment with the Company after attaining age 62, the Company shall pay Participant $10,416.67 per month (the "Monthly Payment") for life commencing on the first day of the month following the date of such retirement. The Company may, in its sole discretion, provide that Participant may begin receiving the benefits provided for in this Agreement before attaining age 62, subject to such actuarial reductions as the Company may deem appropriate to reflect the early commencement of benefits.

     4. In the event that Participant dies (a) while in the active employ of the Company, or (b) after becoming fully vested in the benefits provided pursuant to this Agreement because of either a permanent disability or a Change of Control (as provided for in Sections 6 and 7) but prior to the commencement of payments hereunder, Participant's spouse at the time of death shall be entitled to receive Monthly Payments commencing on the first day of the month following Participant's death and ending on the earlier of (i) the first day of the month during which the spouse dies and (ii) the date on which the 120th Monthly Payment is made. In the event that Participant dies (and is survived by a spouse) while receiving Monthly Payments hereunder but prior to receipt of at least 120 such payments, the spouse shall be entitled to continue receiving such payments until the earlier of (i) the first day of the month during which the spouse dies and (ii) the date on which the 120th Monthly Payment is made.

     5. Upon retirement from the Company at or following attainment of age 62, continued health insurance coverage shall be provided for Participant and the person (if any) who is his spouse at the time of retirement. The coverage will be the same as that which may be provided from time to time to active employees, and will be paid for by the Company. Such coverage will continue for Participant until Participant reaches the age at which he is eligible for Medicare and for Participant's spouse until she reaches the age at which she is eligible for Medicare.

     6. In the event that Participant becomes permanently disabled (as defined in the Company's long-term disability plan which covers the Participant) while in the active employ of the Company, Participant shall become fully vested in the benefits provided pursuant to Section 3 of this Agreement, and shall begin receiving such benefits at the later of age 62 or when long-term disability benefits are no longer payable to Participant.

     7. In the event of a "Change of Control" of the Company while Participant is in the active employ of the Company, Participant shall become fully vested in the benefits provided pursuant to Section 3 of this Agreement. Participant must wait until age 62 to begin receiving these benefits. For purposes of this Agreement, "Change of Control" shall mean the happening of any of the following:

          (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person (i.e., individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity within the meaning of
     Section  13(d)(3) of 14(d)(2) of the Securities  Exchange
     Act of 1934) or entity or group of Persons or entities acting in concert as a partnership or other group (a
     "Group of Persons") other than a Person described in clause (i) of the definition of "Affiliate," as set forth below. For purposes of the definition of Change of Control, an "Affiliate" of any specified Person means:
     (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person,
     (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above or (iii) any Person in which such person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For the purposes of this definition,
     "control"  of  a  Person  means  the  power,  direct   or
     indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing:

          (b) the consummation of any consolidation or merger of the Company with or into another corporation with the effect that the stockholders of the Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

           (c) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

           (d) a Person or Group of Persons acting in concert as a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) ("Beneficial Owner") of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors;

          (e) a Person or Group of Persons, together with any Affiliate thereof, shall succeed in having sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of the Company;

provided that the Person or Group of Persons referred to in clauses (a), (d) and (e) shall not mean Clifford Borland or any Group of Persons with respect to which Clifford Borland is the Beneficial Owner of the majority of the voting equity interests.

     8. Notwithstanding any other provision of the Agreement, the Company has an unconditional right to offset any amounts which Participant owes the Company against amounts due under this Agreement.

     9. Participant agrees that if his employment with the Company is terminated with "Cause" (as defined below and regardless of whether Participant has attained the age of 62), Participant shall not be entitled to any benefits whatsoever provided under this Agreement and the Company shall have no liability or obligation to provide any such benefits to
Participant pursuant to this Agreement. "Cause" shall be defined as (i) commission by Participant of any felony criminal act, a crime involving moral turpitude, or a crime of fraud or dishonesty; (ii) acts by Participant constituting gross negligence or willful misconduct to the detriment of the Company; (iii) conduct which is detrimental to the reputation, goodwill or business operation of the Company; (iv) Participant's misfeasance or nonfeasance in the performance of his duties; (v) Participant's failure or refusal to comply with the lawful directions of the Company's Board of Directors or with the policies, standards and regulations of the Company; or (vi) Participant's breach of Sections 4, 5, 6, 7 or 9 of the Employment Agreement dated May ___, 2000 between Participant and Company, or any similar provisions contained in any subsequent or successor agreement between Participant and Company.

     10. Participant agrees that, without the written consent of the Board of Directors of the Company, he will not, during the term of his employment with the Company or any business entity controlling, controlled by or under common control with the Company (an "Affiliate"), directly or indirectly (a) engage in any activity, or in any manner be connected with or employed by any person, firm, corporation, or any other entity, in competition with the Company or any Affiliate, or (b) call upon, solicit, divert, or take away or attempt to solicit, divert, or take away any of the customers or employees of the Company or any Affiliate. The parties agree that these
restrictions   against  competition  and   solicitation   will
continue to apply after Participant's employment with the Company ends if and only if Participant's benefits are vested (i.e. Participant is entitled to receive Monthly Payments hereunder either immediately or upon the attainment of age
62), and in such event will remain in effect for 5 years after Participant's termination of employment. Participant further agrees that he will not, during the term of his employment with the Company or any Affiliate and for a period of 5 years thereafter, use or disclose to anyone not legally entitled thereto any confidential or proprietary information or trade
secrets  relating  to  the  business  of  the  Company.    The
covenants  contained in this Section 10 are enhanced covenants
not   to  compete  that  relate  specifically  to  the  salary
continuation benefits provided under this Agreement and are not intended to supersede any covenants not to compete contained in any employment agreement between Participant and the Company.

     11.  Participant agrees that, if he breaches any covenant of
Section  10 above, no further payments shall be due or payable
by   the  Company  hereunder  either  to  Participant  or   to
Participant's  spouse and the Company shall  have  no  further liability or obligation hereunder. Solely with respect to this Agreement, the Company waives the right to injunctive relief with respect to a breach of any covenant of Section 10 after the Participant's termination of employment with the Company.

     12. The benefits provided hereunder shall not affect the right of the Participant to participate in any current or future Company retirement plan or in any supplemental compensation arrangement which constitutes a part of the Company's regular compensation structure. Upon Participant's termination of employment, his annual base salary and other benefits shall cease upon commencement of the benefits provided hereunder, except as required by applicable law or the applicable benefit plan.

     13. It is agreed that neither Participant nor Participant's spouse shall have any right to commute, sell, assign, transfer
or   otherwise  convey  the  right  to  receive  any  payments
hereunder, which payments and the right thereto are  expressly
declared   to   be  non-transferable.   In  the   event   that
Participant or Participant's spouse takes any action or agrees to take any action in violation of this Section, the Company shall have no further liability or obligation hereunder.

     14. If the Company acquires an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood by Participant and agreed to by him that neither Participant nor Participant's spouse shall have any right with respect to, or claim against, such policy or asset. Such policy or asset: (a) shall not be deemed to be held under any trust for the benefit of Participant or Participant's spouse; (b) shall not be held in any way as collateral security for the fulfillment of the obligations of the Company under this Agreement; and (c) shall be, and remain, a general unpledged, unrestricted asset of the Company.

     15. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns and other legal representatives. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the Company, each of the Company's Affiliates, Participant or
Participant's   spouse,   and  their  respective   successors,
permitted assigns and other legal representatives.

     16. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     17. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but both of which taken together shall constitute one and the same instrument.

     18. If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights and obligations of either of the parties hereunder, the Participant and a designated representative of the Company shall meet to negotiate and attempt to resolve such question in good faith. The Participant and such representative may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within fifteen (15) days after their first meeting, then either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and judgment upon any award thereon may be entered in any court having jurisdiction thereof. The arbitration shall be held in Covington, Kentucky. In the event of any arbitration, the Participant shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. All out-of-pocket costs and expenses of the parties in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by the parties in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

     19. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable because it is overbroad, the other provisions hereof shall not be effected, and this agreement shall be modified to the extent necessary to make the invalid or unenforceable provision valid and enforceable to the maximum extent permissible under
applicable   law.   This  Agreement  shall  be  construed   in
accordance with the laws of the State of Kentucky, and Participant and the Company hereby consent to the filing and
conduct   of   any   litigation  concerning   this   Agreement
exclusively in the State of Kentucky.

     20. Whenever the singular number is used herein it shall include the plural if the context so requires and reference to the masculine gender herein shall be deemed to refer to all genders.

     21. The Company, or any successor thereto, may not amend or terminate this Agreement, without the written consent of Participant.

     22. The Company shall use its best efforts to cause this Agreement to be assumed by any successor to the Company by virtue of a sale of substantially all of its assets or otherwise.

     23. This Agreement shall supersede any previous agreement between Participant and the Company with regard to salary continuation benefits, which is deemed to be terminated.

I   HAVE   READ   THIS  SALARY  CONTINUATION  AGREEMENT   AND,
UNDERSTANDING  ALL  ITS TERMS, INCLUDING THAT  THIS  AGREEMENT
CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED
BY THE PARTIES, I SIGN IT AS MY FREE ACT AND DEED.


      IN WITNESS WHEREOF, Participant and the Company, by its duly authorized officer, have executed this Agreement as of May 8, 2000.

                         NS GROUP, INC.


                         By:  /s/Rene J. Robichaud
                         Rene J. Robichaud
                         President and Chief Executive Officer



                         Participant



                         /s/William W. Beible, Jr.
                         William W. Beible, Jr.